UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 8, 2024

Acadia Realty Trust

(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 Theodore Fremd Avenue

Suite 300

Rye, New York 10580

(Address of principal executive offices) (Zip Code)

(914) 288-8100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of class of registered securities	Trading symbol	Name of exchange on which registered
Common shares of beneficial interest, par value $0.001 per share	AKR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 8, 2024, Acadia Realty Trust (the “Company”) and its operating partnership, Acadia Realty Limited Partnership (the “Operating Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and BofA Securities, Inc. (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters 6,000,000 common shares of beneficial interest, par value $0.001 per share (“Common Shares”). The Company also granted the Underwriters a 30-day option to purchase up to 900,000 additional Common Shares, which was exercised in full.

The offering closed on January 11, 2024, resulting in net proceeds to the Company of approximately $112.7 million (reflecting the exercise of the Underwriters’ option to purchase an additional 900,000 shares), after deducting estimated offering expenses. The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, funding future acquisitions, working capital and other general corporate purpose activities.

The offer and sale of the Common Shares were made pursuant to a preliminary prospectus supplement and a final prospectus supplement related to the Company’s effective shelf registration statement on Form S-3 (File No. 333-275356), each of which has been filed with the Securities and Exchange Commission.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company and the Operating Partnership. It also provides for customary indemnification by the Company and the Operating Partnership for losses or damages arising out of or in connection with the sale of the Common Shares.

The foregoing is a summary description of certain terms of the Underwriting Agreement and is qualified in its entirety by the text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of January 8, 2024, by and among Acadia Realty Trust, Acadia Realty Limited Partnership, J.P. Morgan Securities LLC and BofA Securities, Inc.

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST
Dated: January 12, 2024

	By:	/s/ John Gottfried
	Name:	John Gottfried
	Title:	Executive Vice President and Chief Financial Officer